UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2012

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Asset Purchase Agreement relating to the Sale of CIBER’s Federal Division

On January 21, 2012, CIBER, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with CRGT Inc., a Maryland corporation (“Buyer”), whereby Buyer agreed to purchase substantially all of the assets of the Company’s Federal Division for an aggregate purchase price of $40.0 million in cash, subject to a post-closing adjustment based on the final calculation of the working capital of the Federal Division (“the “Transaction”).

The Purchase Agreement contains customary representations and warranties of each of the Company and Buyer, and contains customary indemnification provisions.  Consummation of the Transaction is contingent upon customary closing conditions, including, among other things, the Company obtaining numerous third-party consents, delivery by each of the Company and Seller of certain ancillary documents and the absence of any material adverse effect on the Federal Division.  In the event all conditions to closing are satisfied as of a certain date defined in the Purchase Agreement and Buyer fails to consummate the Transaction, Buyer is obligated to pay the Company a reverse termination fee of $4.5 million.

The consummation of the Transaction is expected to be completed in the next 90 days.

As indicated, the Purchase Agreement contains representations and warranties that each party made to the other as of the execution of the Purchase Agreement.  The assertions embodied in those representations and warranties were made or will be made solely for purposes of the Purchase Agreement, which governs the contractual rights and relationships, and allocates risks among the parties thereto in relation to the Transaction, and may be subject to important qualifications and limitations agreed to by the Company and Buyer in connection with negotiating their respective terms.  Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders.  For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

On January 23, 2012, the Company issued a press release announcing the Transaction and its entry into the Purchase Agreement, a copy of which is attached as Exhibit 99.1.  The information contained in the press release is incorporated herein by reference.

Consent and Sixth Amendment to Amended and Restated Credit Agreement

In connection with entering into the Purchase Agreement, the Company was required to obtain consent of its lenders under the Amended and Restated Credit Agreement, by and among CIBER, Inc., as borrower, Bank of America, N.A., as administrative agent, lender, swing line lender and L/C issuer, and the other lender parties thereto, dated August 20, 2009 (as amended, the “Credit Agreement”).  On January 21, 2012, the Company entered into a Consent to Sale and Sixth Amendment to Amended and Restated Credit Agreement among Bank of America, N.A., as administrative agent, the lenders party thereto (the “Sixth Amendment”), which provides for, among other things, (1) the consent of the lenders to the Purchase Agreement and the Transaction, subject to the requirements that, among other things, the net proceeds paid to the Company from the Transaction shall not be less than $30 million and that one hundred percent of the net proceeds of the Transaction in excess of $25 million shall be applied to the reduction of the revolving credit commitments under the Credit Agreement and (2) certain modifications to the financial covenants and related definitions in the Credit Agreement, for purposes of, among other things, adjusting such covenants to take into account the effects of the Transaction.

The Credit Agreement, as amended by the Sixth Amendment, includes the following financial covenants that take effect upon consummation of the Transaction, summarized as follows:

•                  The maximum consolidated total leverage ratio (Funded Debt divided by EBITDA) may not be greater than 3.50 to 1.00 on December 31, 2011, not greater than 2.75 to 1.00 on March 31, 2012, not greater than 1.75 to 1.00 on June 30, 2012, not greater than 1.75 to 1.00 on September 30, 2012, and not greater than 1.75 to 1.00 on December 31, 2012.

•                  The minimum consolidated fixed charge coverage ratio (EBITDA minus capital expenditures divided by the sum of tax expense plus interest expense plus scheduled funded debt payments plus any restricted payments) must be not less than 0.50 to 1.00 on December 31, 2011, not less than 0.50 to 1.00 on March 31, 2012, and not less than 1.05 to 1.00 on June 30, 2012. The minimum consolidated fixed charge coverage ratio increases to 1.15 to 1.00 on September 30, 2012, and to 1.20 to 1.00 on December 31, 2012.

•                  We must maintain twelve-month consolidated EBITDA of at least $30.2 million on December 31, 2011, at least $30.3 million on March 31, 2012, at least $46.5 million on June 30, 2012, $47.1 million on September 30, 2012, and $46.8 million on December 31, 2012.

•                  Certain elements of these ratios under the Senior Credit Facility, as amended, are defined below:

•                  Funded Debt includes borrowings under our Senior Credit Facility, any other bank debt, as well as any acquisition-related liabilities and capitalized lease arrangements.

•                  EBITDA represents the sum of net income (or net loss), net interest expense, income tax expense, depreciation expense, amortization expense, share-based compensation expense, and certain other expense items as agreed to by the lenders.

The foregoing summary of the Sixth Amendment is qualified in its entirety by reference to the full text of the Consent to Sale and Sixth Amendment to Amended and Restated Credit Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.06.  Material Impairments

As a result of a competitive sales process and subsequently entering into the Purchase Agreement for the sale of the Federal Division, the Company plans to recognize a write-down of the Federal Division net assets to their estimated fair value as of December 31, 2011.  The government services market has continued to decline in the fourth quarter of 2011 due to further government funding and spending uncertainty and such concerns have presented deeper downside risk for the sector.  Long term federal IT spending forecasts have decreased significantly in the overall market, and the Company noted a market capitalization decline in the publicly traded companies in its comparable group.  In addition, the Company’s Federal Division has experienced delays in contract awards adding risk to its ability to meet its previous cash flow forecasts.  In accordance with the applicable accounting guidance, the Company will perform the second step of the goodwill impairment test and adjust the carrying value of goodwill to its implied fair value.  The Company currently estimates a goodwill impairment charge of approximately $28 - $33 million for the quarter ended December 31, 2011.  Upon closing of the Transaction, the Company anticipates recognizing a small gain on sale, representing the difference between the carrying value of the Federal Division net assets at closing as compared to the sales consideration, less costs to sell the Federal Division.

Item 9.01(d).  Exhibits.

(d)	Exhibits.

2.1*	Asset Purchase Agreement by and between CIBER, Inc. and CRGT Inc., dated January 21, 2012.

10.1

Consent to Sale and Sixth Amendment to Amended and Restated Credit Agreement, by and among CIBER, Inc., as borrower, Bank of America, N.A., as administrative agent, lender, swing line lender and L/C issuer, and the other lender parties thereto, dated January 21, 2012.

99.1	Press Release dated January 23, 2012.

* The exhibits and schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of any of the exhibits and schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, INC.

Date: January 23, 2012	By:	/s/ Claude J. Pumilia
	Name:	Claude J. Pumilia
	Title:	Chief Financial Officer, Executive Vice President and Treasurer

Exhibit Index

Exhibit No.	Description

2.1*	Asset Purchase Agreement by and between CIBER, Inc. and CRGT Inc., dated January 21, 2012.

10.1

Consent to Sale and Sixth Amendment to Amended and Restated Credit Agreement, by and among CIBER, Inc., as borrower, Bank of America, N.A., as administrative agent, lender, swing line lender and L/C issuer, and the other lender parties thereto, dated January 21, 2012.

99.1	Press Release dated January 23, 2012.

* The exhibits and schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of any of the exhibits and schedules to the U.S. Securities and Exchange Commission upon request.